                                                          Exhibit No. EX-99.m.3.

                         THE UBS FUNDS - CLASS C SHARES

                           PLAN PURSUANT TO RULE 12b-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

     WHEREAS,  The UBS Funds ("Fund") is registered under the Investment Company
Act of 1940,  as amended  ("1940  Act"),  as an open-end  management  investment company,  and has seventeen  distinct  series of shares of beneficial  interest, sixteen of which are governed by this plan (the "Series"),  which  correspond to distinct  portfolios  and have been  designated as UBS Global  Equity Fund,  UBS
Global Bond Fund,  UBS Global  Allocation  Fund, UBS U.S. Large Cap Equity Fund,
UBS U.S.  Large Cap Value Equity Fund,  UBS U.S. Large Cap Growth Fund, UBS U.S.
Small Cap Equity  Fund,  UBS U.S.  Small Cap Growth Fund,  UBS U.S.  Real Estate
Equity Fund, UBS U.S. Bond Fund, UBS High Yield Fund, UBS Emerging  Markets Debt
Fund,  UBS  International  Equity Fund,  UBS Emerging  Markets  Equity Fund, UBS
Dynamic Alpha Fund and UBS U.S. Mid Cap Growth Equity Fund; and

     WHEREAS,  the Fund desires to adopt a Plan pursuant to Rule 12b-1 under the
1940 Act ("Plan")  with respect to the Class C shares  ("Class C shares") of the above-referenced  Series and of such other Series as may hereafter be designated by the Fund's board of trustees  ("Board") and have Class C shares  established;
and

     WHEREAS,  the Fund  has  entered  into a  Principal  Underwriting  Contract
("Contract")  with UBS Global  Asset  Management  (US) Inc.  ("UBS  Global  AM")
pursuant to which UBS Global AM has agreed to serve as Principal  Underwriter of the Class C shares of each such Series;

     NOW, THEREFORE,  the Fund hereby adopts this Plan with respect to the Class
C shares of each Series in accordance with Rule 12b-1 under the 1940 Act.

     1.   A. Each Series  listed below is authorized to pay to UBS Global AM, as compensation  for UBS Global  AM's  services  as  Principal  Underwriter  of the
Series' Class C shares,  distribution fees at the rates (on an annualized basis)
set forth below of the average  daily net assets of the Series'  Class C shares.
Such fees shall be  calculated  and  accrued  daily and paid  monthly or at such other intervals as the Board shall determine:

UBS Global Equity Fund                    0.75%

UBS Global Bond Fund                      0.50%

UBS Global Allocation Fund                0.75%

UBS U.S. Large Cap Equity Fund            0.75%

UBS U.S. Large Cap Value Equity Fund      0.75%

UBS U.S. Large Cap Growth Fund            0.75%

UBS U.S. Small Cap Equity Fund            0.75%

UBS U.S. Small Cap Growth Fund            0.75%

UBS U.S. Real Estate Equity Fund          0.75%

UBS U.S. Bond Fund                        0.50%

UBS High Yield Fund                       0.50%

UBS Emerging Markets Debt Fund            0.50%

UBS International Equity Fund             0.75%

UBS Emerging Markets Equity Fund          0.75%

UBS Dynamic Alpha Fund                    0.75%

UBS U.S. Mid Cap Growth Fund              0.75%

          B.   Any Series  hereafter  established  is  authorized  to pay to UBS
Global AM, as compensation for UBS Global AM's services as Principal Underwriter of the Series'  Class C shares,  a  distribution  fee in the amount to be agreed upon in a written  distribution  fee  addendum to this Plan  ("Distribution  Fee
Addendum")  executed by the Fund on behalf of such Series. All such Distribution
Fee Addenda shall  provide that they are subject to all terms and  conditions of this Plan.

          C.   Each  Series  is   authorized   to  pay  to  UBS  Global  AM,  as
compensation  for UBS Global  AM's  services  as  Principal  Underwriter  of the
Series'  Class C  shares,  a service  fee at the rate of 0.25% on an  annualized basis of the average  daily net assets of the Series'  Class C shares.  Such fee shall be  calculated  and  accrued  daily  and  paid  monthly  or at such  other intervals as the Board shall determine.

          D.   Any Series may pay a distribution or service fee to UBS Global AM at a lesser rate than the fees specified  above, as agreed upon by the Board and
UBS Global AM and as approved  in the manner  specified  in  Paragraph 4 of this
Plan.

     2. As  Principal  Underwriter  of the  Class C shares of each  Series,  UBS
Global AM may spend such amounts as it deems  appropriate  on any  activities or expenses  primarily  intended to result in the sale of the Class C shares of the
Series or the servicing and maintenance of shareholder accounts,  including, but not limited to,  compensation to employees of UBS Global AM; compensation to and expenses,  including overhead and telephone and other communication expenses, of
UBS Global AM or other  dealers  who engage in or support  the  distribution  of shares  or who  service  shareholder  accounts;  reimbursement  for the  advance payment of sale commissions to selected dealers and their  representatives;  the printing of prospectuses,  statements of additional information, and reports for other than existing shareholders; and the preparation, printing and distribution of sales literature and advertising materials.

     3. If adopted  with  respect to Class C shares of a Series after any public offering of those shares,  this Plan shall not take effect with respect to those shares unless it has first been approved by a majority of the voting  securities of the Class C shares of that Series.  This provision does not apply to adoption as an  amended  Plan where the prior Plan  either  was  approved  by a vote of a majority of the voting securities of the Class C shares of the applicable Series or such approval was not required under Rule 12b-1.

     4. This Plan shall not take  effect  with  respect to the Class C shares of any  Series  unless  it  first  has been  approved,  together  with any  related agreements,  by votes of a  majority  of both (a) the Board and (b) those  Board members  of the Fund who are not  "interested  persons"  of the Fund and have no direct or  indirect  financial  interest  in the  operation  of this Plan or any agreements related thereto  ("Independent  Board Members"),  cast in person at a meeting (or  meetings)  called for the purpose of voting on such  approval;  and until the Board  members who approve the Plan's  taking  effect with  respect to such  Series'  Class C shares  have  reached  the  conclusion  required  by Rule
12b-1(e) under the 1940 Act.

     5. After approval as set forth in Paragraph 3 (if applicable) and Paragraph
4, this Plan shall take effect and continue in full force and effect for so long as such  continuance  is  specifically  approved at least annually in the manner provided for approval of this Plan in Paragraph 4.

     6. UBS Global AM shall provide to the Board and the Board shall review,  at least  quarterly,  a written report of the amounts  expended with respect to the
Class C shares of each Series by UBS Global AM under this Plan and the  Contract and the  purposes  for which such  expenditures  were made.  UBS Global AM shall
submit  only   information   regarding   amounts   expended  for   "distribution
activities,"  as  defined  in this  Paragraph  6, to the Board in support of the distribution fee payable  hereunder and shall submit only information  regarding amounts  expended for "service  activities,"  as defined in this Paragraph 6, to the Board in support of the service fee payable hereunder.

     For  purposes  of this  Plan,  "distribution  activities"  shall  mean  any activities in connection  with UBS Global AM's  performance  of its  obligations under  this  Plan or the  Contract  that are not  deemed  "service  activities."
"Service  activities"  shall mean activities in connection with the provision by
UBS Global AM or a dealer of personal,  continuing  services to investors in the
Class  C  shares  of  the  Series;  provided,  however,  that  if  the  National
Association of Securities Dealers, Inc. ("NASD") adopts a definition of "service fee" for purposes of Section  2830(b)(9)  of the NASD Conduct Rules that differs from the definition of "service activities"  hereunder,  or if the NASD adopts a related  definition  intended  to define the same  concept,  the  definition  of
"service activities" in this Paragraph shall be automatically  amended,  without further action of the parties, to conform to such NASD definition.  Overhead and other  expenses  of UBS  Global AM or a dealer  related  to their  "distribution
activities"   or   "service   activities,"   including   telephone   and   other
communications  expenses,  may be included in the information  regarding amounts expended for such activities.

     7. This Plan may be  terminated  with  respect to the Class C shares of any
Series  at any  time  by  vote  of the  Board,  by  vote  of a  majority  of the
Independent  Board Members,  or by vote of a majority of the outstanding  voting securities of the Class C shares of that Series.

     8.  This Plan may not be  amended  to  increase  materially  the  amount of distribution  fees  provided  for in  Paragraph 1A or Paragraph 1B hereof or the amount of service fees provided for in Paragraph 1C hereof unless such amendment is approved by a majority of the  outstanding  voting  securities of the Class C shares of the  affected  Series and no material  amendment  to the Plan shall be made unless approved in the manner provided for initial  approval in Paragraph 4 hereof.

     9. The amount of the distribution and service fees payable by the Series to
UBS  Global AM under  Paragraphs  1A, 1B and 1C hereof and the  Contract  is not related directly to expenses  incurred by UBS Global AM on behalf of such Series in serving as  Principal  Underwriter  of the Class C shares,  and  Paragraph  2 hereof and the Contract do not  obligate  the Series to reimburse  UBS Global AM for such expenses. The distribution and service fees set forth in Paragraphs 1A,
1B and 1C hereof  will be paid by the Series to UBS  Global AM until  either the
Plan or the Contract is  terminated  or not  renewed.  If either the Plan or the
Contract is  terminated or not renewed with respect to the Class C shares of any
Series,  any  distribution  expenses  incurred by UBS Global AM on behalf of the
Class C shares  of the  Series in excess of  payments  of the  distribution  and service fees specified in Paragraphs 1A, 1B and 1B hereof and the Contract which
UBS Global AM has received or accrued through the termination  date are the sole responsibility  and liability of UBS Global AM, and are not  obligations  of the
Series.

     10. While this Plan is in effect, the selection and nomination of the Board members who are not  interested  persons of the Fund shall be  committed  to the discretion of the Board members who are not interested persons of the Fund.

     11. As used in this Plan,  the terms  "majority of the  outstanding  voting securities" and  "interested  person" shall have the same meaning as those terms have in the 1940 Act.

     12. The Fund shall preserve  copies of this Plan  (including any amendments thereto) and any related agreements and all reports made pursuant to Paragraph 6 hereof for a period of not less than six years  from the date of this Plan,  the first two years in an easily accessible place.

     13. The Board members of the Fund and the shareholders of each Series shall not be liable for any obligations of the Fund or any Series under this Plan, and
UBS Global AM or any other person,  in asserting any rights or claims under this
Plan,  shall look only to the assets and  property of the Fund or such Series in
settlement  of  such  right  or  claim,   and  not  to  such  Board  members  or
shareholders.

     IN WITNESS WHEREOF, the Fund has executed this Plan on the day and year set forth below in New York, New York.

Date: October 29, 2001, as last revised December 6, 2005

ATTEST:                                   THE UBS FUNDS

By:                                       By:
Date:                                     Date: